Exhibit 99.1

NEWS RELEASE
CALIFORNIA WATER SERVICE GROUP

1720 North First Street
San Jose, CA 95112-4598

Contact:	Marty Kropelnicki (408) 367-8200
(analysts)
Shannon Dean (310) 257-1435 (media)

September 3, 2008
For Immediate Release

HAWAII WATER SERVICE COMPANY COMPLETES ACQUISITION OF
WAIKOLOA WATER AND WASTEWATER SYSTEMS

September 3, 2008, SAN JOSE, CA — Today Hawaii Water Service Company, a subsidiary of California Water Service Group (NYSE:CWT), completed its acquisition of Waikoloa Resort Utilities, Inc., Waikoloa Water Company, Inc., and Waikoloa Sanitary Sewer Company, Inc. (collectively known as West Hawaii Utilities), which provide water and wastewater services to homes, condominiums, hotels, golf courses, and shops at Waikoloa Beach Resort and in Waikoloa Village, both on the Big Island of Hawaii.
     The acquisition, which was announced by Cal Water earlier this year, marks the company’s second acquisition in Hawaii this year and increases the regulated customer count in Hawaii from 1,500 to 3,770.
     Acquired assets include six wells, three wastewater treatment plants, and approximately 10 miles of water mains. Together the acquired systems produce approximately 5 million gallons of water per day, providing water utility services to 1,970 customer accounts. They also provide wastewater services to 300 customer accounts, treating more than 1 million gallons of wastewater per day.
     The Hawaii Public Utilities Commission approved the purchase of the stock of the West Hawaii Utilities on August 21, 2008.
     “We look forward to serving these growing communities in Waikoloa and believe that the systems will be a foundation for future growth on the Big Island,” said Hawaii Water Service Company General Manager Terry S. Tamble.
     California Water Service Group is the parent company of California Water Service Company, Washington Water Service Company, New Mexico Water Service Company, Hawaii Water Service Company, Inc., CWS Utility Services, and HWS Utility Services. Together these companies provide regulated and non-regulated water service to nearly 2 million people in California, Washington, New Mexico, and Hawaii. California Water Service Group’s common stock trades on the New York Stock Exchange under the symbol “CWT”. Additional information is available at our Web site at www.calwatergroup.com.

     This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 (“Act”). The forward-looking statements are intended to qualify under provisions of the federal securities laws for “safe harbor” treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management’s judgment about the Company, the water utility industry and general economic conditions. Such words as expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include, but are not limited to: governmental and regulatory commissions’ decisions; changes in regulatory commissions’ policies and procedures; the timeliness of regulatory commissions’ actions concerning rate relief; new legislation; electric power interruptions; increases in suppliers’ prices and the availability of supplies including water and power; fluctuations in interest rates; changes in environmental compliance and water quality requirements; acquisitions and our ability to successfully integrate acquired companies; the ability to successfully implement business plans; changes in customer water use patterns; the impact of weather on water sales and operating results; access to sufficient capital on satisfactory terms; civil disturbances or terrorist threats or acts, or apprehension about the possible future occurrences of acts of this type; the involvement of the United States in war or other hostilities; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission (SEC). The Company assumes no obligation to provide public updates of forward-looking statements.
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